EXHIBIT 31.3

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, William L. Bridgford, certify that:

1.	I have reviewed this Amendment No.1 to Annual Report on Form 10-K/A of Bridgford Foods Corporation; and

2.	Based on my knowledge, this Amendment No.1 to Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Amendment No.1 to Annual Report.

Date: February 27, 2017

/s/ WILLIAM L. BRIDGFORD
William L. Bridgford
Chairman of the Board
(Principal Executive Officer)